Amended and Restated

Committed Line Of Credit Note

(Multi-Rate Options)

$30,000,000.00August 30, 2019

FOR VALUE RECEIVED, WESBANCO, INC. (the “Borrower”), with an address at 1 Bank Plaza, Wheeling, West Virginia 26003, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222, or at such other location as the Bank may designate from time to time, the principal sum of THIRTY MILLION AND 00/100 DOLLARS ($30,000,000.00) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1.Advances.  The Borrower may request advances, repay and request additional advances hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined).  The “Expiration Date” shall mean August 29, 2020, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower.  The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date.  The Borrower may request advances hereunder upon giving oral or written notice to the Bank by 11:00 a.m. (Pittsburgh, Pennsylvania time) (a) on the day of the proposed advance, in the case of advances to bear interest under the Base Rate Option (as hereinafter defined) and (b) three (3) Business Days prior to the proposed advance, in the case of advances to bear interest under the LIBOR Option (as hereinafter defined), followed promptly thereafter by the Borrower’s written confirmation to the Bank of any oral notice.   The aggregate unpaid principal amount of advances under this Note shall not exceed the face amount of this Note.

To the extent the Borrower elects to convert a portion of the outstanding advances hereunder pursuant to Section 1 of the Letter Agreement (the "Converted Advances"), on the Conversion Date (as defined in the Letter Agreement), the Converted Advances shall convert to an amortizing term loan payable as set forth below.

2.Rate of Interest.   Each advance outstanding under this Note will bear interest at a rate per annum equal to (a) LIBOR plus (b)(i) two hundred (200) basis points (2.00%), for the applicable LIBOR Interest Period and (ii) two hundred fifty (250) basis points (2.50%), for the applicable LIBOR Interest Period for all outstanding Converted Advances (the "LIBOR Option").

For purposes hereof, the following terms shall have the following meanings:

“Base Rate” shall mean the highest of (A) the Prime Rate, and (B) the sum of the Overnight Bank Funding Rate plus fifty (50) basis points (0.50%), and (C) the sum of the Daily LIBOR Rate plus one hundred (100) basis points (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

Base Rate Option.  A rate of interest per annum which is at all times equal to (A) the Base Rate plus (B) one hundred (100) basis points (1.0%).  If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance to which the Base Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change.  There are no required minimum interest periods for advances bearing interest under the Base Rate Option.  For the avoidance of doubt, the Base Rate Option shall not be available (x) except at the election of the Bank following the occurrence and

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continuation of an Event of Default as provided in Section 3 below or (y) the LIBOR Option has been suspended or otherwise unavailable as provided herein.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh. Pennsylvania.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage; provided, however, if the Daily LIBOR Rate determined as provided above would be less than zero, then such rate shall be deemed to be zero.  The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Borrower.

“LIBOR” shall mean, with respect to any advance to which the LIBOR Option applies for the applicable LIBOR Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such LIBOR Interest Period for an amount comparable to such advance and having a borrowing date and a maturity comparable to such LIBOR Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage; provided, however, if LIBOR, determined as provided above, would be less than zero, then LIBOR shall be deemed to be zero.

“LIBOR Interest Period” shall mean, as to any advance to which the LIBOR Option applies, the period of one (1), two (2), three (3) or six (6) months as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, commencing on the date of disbursement of an advance (or the date of conversion of an advance to the LIBOR Option, as the case may be) and each successive period selected by the Borrower thereafter; provided that, (i) if a LIBOR Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the LIBOR Interest Period shall end on the next preceding Business Day, (ii) the Borrower may not select a LIBOR Interest Period that would end on a day after the Expiration Date and (iii) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Interest Period) shall end on the last Business Day of the last calendar month of such LIBOR Interest Period, provided, further that to the extent that the Borrower has elected to convert any advances hereunder into a term loan in accordance with the terms of the Letter Agreement and this Note, from and after the Conversion Date the Borrower may elect the LIBOR Option to apply to any amount of such Converted Advances subject to the foregoing clauses (i) and (iii), but the Borrower may not select a LIBOR Interest Period that would end on a day after the applicable Maturity Date (as defined below) therefor.

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error).  If the Overnight Bank Funding Rate determined as above would be less

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than zero, then such rate shall be deemed to be zero.  The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate.  The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers.  The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

“Rate Option” shall mean collectively, the LIBOR Option and the Base Rate Option.

LIBOR and the Daily LIBOR Rate shall be adjusted with respect to any advance to which the LIBOR Option or Base Rate Option applies, as applicable, on and as of the effective date of any change in the LIBOR Reserve Percentage.  The Bank shall give prompt notice to the Borrower of LIBOR or the Daily LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then the Bank shall give notice thereof to the Borrower.  Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the LIBOR Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the LIBOR Option shall be converted at the expiration of the then current LIBOR Interest Period(s) to the Base Rate Option.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR, the Bank shall notify the Borrower.  Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the LIBOR Option shall be suspended, and (b) the interest rate on all advances then bearing interest under the LIBOR Option shall be converted to the Base Rate Option either (i) on the last day of the then current LIBOR Interest Period(s) if the Bank may lawfully continue to maintain advances based on LIBOR to such day, or (ii) immediately if the Bank may not lawfully continue to maintain advances based on LIBOR.

The foregoing notwithstanding, it is understood that the Borrower may select up to three (3) different interest periods to apply simultaneously to different portions of the advances bearing interest under the LIBOR Option.  Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

3.Interest Rate Election.  Subject to the terms and conditions of this Note, at the end of each interest period applicable to any advance, the Borrower may renew the LIBOR Interest Period applicable to such advance or convert such advance to a different LIBOR Interest Period; provided that, during any period in which any Event of Default (as hereinafter defined) has occurred and is continuing, any advances bearing interest under the LIBOR Option shall, at the Bank’s sole discretion, be converted at the end of the applicable LIBOR Interest Period to the Base Rate Option and the LIBOR Option will not be available to Borrower with respect to any new advances (or with respect to the conversion or renewal of any existing advances) until such Event of Default has been cured by the Borrower or waived by the Bank.  The Borrower shall notify the Bank of each election of a LIBOR Interest Period, each conversion from one LIBOR Interest Period to another, the amount of the advances then outstanding

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to be allocated to each LIBOR Interest Period and where relevant the interest periods therefor.  In the case of converting to a different LIBOR Interest Period, such notice shall be given at least three (3) Business Days prior to the commencement of any LIBOR Interest Period.  If no interest period is specified in any such notice for which the resulting advance is to bear interest under the LIBOR Rate, the Borrower shall be deemed to have selected a LIBOR Interest Period of one month’s duration. If no notice of election, conversion or renewal is timely received by the Bank with respect to any advance, the Borrower shall be deemed to have elected the LIBOR Option with a LIBOR Interest Period of one month’s duration.  Any such election shall be promptly confirmed in writing by such method as the Bank may require.

4.Advance Procedures.  If permitted by the Bank, a request for advance may be made by telephone or electronic mail, with such confirmation or verification (if any) as the Bank may require in its discretion from time to time.  A request for advance by any Borrower shall be binding upon Borrower, jointly and severally.  The Borrower authorizes the Bank to accept telephonic and electronic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions.  The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic and electronic requests or by the making of such advances.  The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

5.Payment Terms. The Borrower shall pay accrued interest on the unpaid principal balance of this Note, in arrears:  (a) for the portion of advances bearing interest under the Base Rate Option, on the first day of each month during the term hereof, (b) for the portion of advances bearing interest under the LIBOR Option, on the last day of the respective LIBOR Interest Period for such advance, (c)  if any LIBOR Interest Period is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, on the Conversion Date and at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full.  All outstanding principal (other than the Converted Advances) and all accrued interest hereunder (including accrued interest on the principal amount of the Converted Advances) shall be due and payable in full on the Expiration Date. From and after the Conversion Date, the principal amount of the applicable Converted Advances shall be due and payable in twenty-three (23) equal consecutive monthly installments, each of which shall be in an amount determined by dividing the amount of the aggregate principal amount of the Converted Advances on the Conversion Date by forty-eight (48), and continuing on the last day of each month thereafter until the second anniversary of the Conversion Date (the “Maturity Date”), at which time a final installment shall be payable in an amount equal to the remaining outstanding principal balance of such Converted Advances.  All outstanding principal of the Converted Advances and accrued interest thereon shall be due and payable in full on the Maturity Date.

If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.  The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

6.Late Payments; Default Rate.  If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”).  Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment.  Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be two and one quarter percentage points (2.25%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.  Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ.  In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default.  The

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Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

7.Prepayment.   The Borrower shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to paragraph 9 below and provided, that each partial reduction shall be in minimum amounts of $1,000,000.00 or a multiple integral thereof.

8.Increased Costs; Yield Protection.  On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility.  “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

9.Break Funding Indemnification.  The Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest under the LIBOR Option) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance bearing interest under the LIBOR Option, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any advance bearing interest under the LIBOR Option  on a day other than the last day of the applicable LIBOR Interest Period.  A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder.

10.Other Loan Documents.  This Note is issued in connection with a Letter Agreement between the Borrower and the Bank, dated September 5, 2014, as amended (the “Letter Agreement”), and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

11.Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note:  (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any

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assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten (10) days of the entry thereof; (viii) any material adverse change in any Obligor’s, or the Obligor and its subsidiaries taken as a whole, business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) a Change of Control; (xii) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xiii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; (xiv) any governmental authority makes an application to vacate any Obligor’s or any Financial Institution Subsidiary’s charter or designates and appoints a liquidator or receiver to take charge of any Obligor’s or any Financial Institution Subsidiary’s assets and affairs; (xv) the Federal Deposit Insurance Corporation (FDIC) notifies any Obligor or any Financial Institution Subsidiary of its intent to terminate such Obligor’s or such Financial Institution Subsidiary’s status as an insured bank; (xvi) the FDIC or any other federal or state regulatory authority (A)(I) issues a cease and desist order or takes other action of a disciplinary or remedial nature against any Obligor or any subsidiary thereof based on, or alleging, a violation of §31A-4-25 of the West Virginia Code by such Obligor or such subsidiary, (II) such order or other action is not dismissed or withdrawn within one hundred twenty (120) days after the issuance or taking or such order or action and (III) such order or other action could reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or results of operations of the Obligor or the Obligor and its subsidiaries taken as a whole or (B)(I) issues a cease and desist order or takes other action of a disciplinary or remedial nature against any Obligor or any subsidiary thereof for reasons other than as described in clause (xvi)(A)(I) above and (II) such order or other action could reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or results of operations of the Obligor or the Obligor and its subsidiaries taken as a whole; or (xvii) with respect to any Financial Institution Subsidiary, the occurrence of any event that is grounds for the required submission of a capital restoration plan under 12 U.S.C. Section 1831o(e)(2) and the regulations thereunder.  As used herein, (a) the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future, and (b) the term “Change of Control” means an event or series of events by which any person, or any two or more persons acting in concert, acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the outstanding shares of voting stock of the Borrower (or other securities convertible into such voting stock).

Upon the occurrence of an Event of Default:  (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

12.Power to Confess Judgment.  The Borrower hereby empowers any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney’s commission of the greater of 10% of such principal and interest or $1,000 added as a reasonable attorney’s fee, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant.  The Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of

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any state now in force or hereafter enacted.  The Borrower acknowledges and agrees that, pursuant to the foregoing power to confess judgment granted to the Bank, the Borrower is voluntarily and knowingly waiving its right to notice and a hearing prior to the entry of a judgment by the Bank against the Borrower.  Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs.  Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that the Bank may recover from the Borrower shall not exceed the actual attorneys’ fees incurred by the Bank.

13.Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

14.Anti-Money Laundering/International Trade Law Compliance.  The Borrower represents and warrants to the Bank, as of the date of this Note,  the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity  (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity  engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.  Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event.

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions

Form 8B – DE/PA/MD (COJ)  Rev. 10/16

program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

15.Indemnity.  The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder.  The Borrower may participate at its expense in the defense of any such action or claim.

16.Miscellaneous.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note) and will be effective upon receipt.  Notices may be given in any manner to which the parties may agree.  Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time.  Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph.  No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power.  The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.  No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).  The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel.  If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect.  The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment.  The Borrower also waives all defenses based on suretyship or impairment of collateral.  If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several.  This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania.  This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined

Form 8B – DE/PA/MD (COJ)  Rev. 10/16

in accordance with the laws of the COMMONWEALTH OF PENNSYLVANIA, excluding its conflict of laws rules.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction.  The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

17.Commercial Purpose.  The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

18.USA PATRIOT Act Notice.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account.  What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

19.Authorization to Obtain Credit Reports.  By signing below, each Borrower who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Borrower’s personal credit profile from one or more national credit bureaus.  Such authorization shall extend to obtaining a credit profile in considering this Note and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

20.Electronic Signatures and Records.  Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record.  Any Communication may, at the Bank’s option, be signed or executed using electronic signatures.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Form 8B – DE/PA/MD (COJ)  Rev. 10/16

21.  Amendment and Restatement.  This Note amends and restates, and is in substitution for, that certain Committed Line of Credit Note in the original principal amount of $25,000,000.00 payable to the order of the Bank and dated September 5, 2014 (the "Existing Note").  However, without duplication, this Note shall in no way extinguish, cancel or satisfy Borrower’s unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note.  Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any Obligor’s obligations hereunder and under any other document relating hereto.

22.WAIVER OF JURY TRIAL.  The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents.  The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:	WESBANCO, INC.

/s/ Karen S. Ellis	By: /s/Robert H. Young
(SEAL)
Print Name: Karen S. Ellis	Print Name: Robert H. Young
Title: Assistant Corporate Secretary	Title: EVP – Chief Financial Officer
(Include title only if an officer of entity signing to the right)

Form 8B – DE/PA/MD (COJ)  Rev. 10/16

Disclosure for Confession of Judgment

Undersigned:	Wesbanco, Inc.
1 Bank Plaza Wheeling, West Virginia 26003

Lender:	PNC Bank, National Association
One PNC Plaza 249 Fifth Avenue
Pittsburgh, PA 15222

The undersigned has executed, and/or is executing, on or about the date hereof, an Amended and Restated Committed Line of Credit Note in the principal amount of $30,000,000.00, under which the undersigned is obligated to repay monies to Lender.

A.The undersigned acknowledges and agrees that the above documents contain provisions under which Lender may enter judgment by confession against the undersigned.  Being fully aware of its rights to prior notice and a hearing on the validity of any judgment or other claims that may be asserted against it by Lender thereunder before judgment is entered, the undersigned hereby freely, knowingly and intelligently waives these rights and expressly agrees and consents to Lender’s entering judgment against it by confession pursuant to the terms thereof.

B.The undersigned also acknowledges and agrees that the above documents contain provisions under which Lender may, after entry of judgment and without either notice or a hearing, foreclose upon, attach, levy, take possession of or otherwise seize property of the undersigned in full or partial payment of the judgment.  Being fully aware of its rights after judgment is entered (including the right to move to open or strike the judgment), the undersigned hereby freely, knowingly and intelligently waives its rights to notice and a hearing and expressly agrees and consents to Lender’s taking such actions as may be permitted under applicable state and federal law without prior notice to the undersigned.

C.The undersigned certifies that a representative of Lender specifically called the confession of judgment provisions in the above documents to the attention of the undersigned, and/or that the undersigned was represented by legal counsel in connection with the above documents.

D.The undersigned hereby certifies:  that its annual income exceeds $10,000; that all references to “the undersigned” above refer to all persons and entities signing below; and that the undersigned received a copy hereof at the time of signing.

Form 8B – DE/PA/MD (COJ)  Rev. 10/16

Dated: August 30, 2019	WESBANCO, INC.

By: /s/ Robert H. Young
(SEAL)
Print Name: Robert H. Young
Title: EVP – Chief Financial Officer

Form 8B – DE/PA/MD (COJ)  Rev. 10/16